As filed with the Securities and Exchange Commission on September 18, 2002.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 18, 2002 (September 4, 2002)

MEDAREX, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable
(Former name or former address, if changed since last report)

MEDAREX, INC.
TABLE OF CONTENTS
FOR
CURRENT REPORT ON FORM 8-K

Item 5.	Other Events	3
Item 7.	Financial Statements and Exhibits.	3
Signature		4

Item 5.    Other Events.

As contemplated by their December 1999 binding letter of intent, effective September 4, 2002, Medarex, Inc. and its wholly-owned subsidiary, GenPharm International, Inc. (together, the “Company”) and Kirin Brewery Co., Ltd. (“Kirin”) entered into a collaboration and license agreement (the “License Agreement”), which provides for the exchange by Kirin and the Company of certain cross-licenses for each other’s technology for the development and commercialization of human antibody products. The License Agreement is subject to regulatory approval and supercedes the binding letter of intent. Pursuant to the letter of intent, the Company and Kirin developed the KM-Mouse™, a unique crossbred mouse which combines the traits of the Company’s HuMAb-Mouse® with Kirin’s TC Mouse™. Under the License Agreement, Kirin and the Company are exchanging cross-licenses with respect to the KM-Mouse™ and other antibody-generating mice. In addition, each of the cross-licenses granted under the License Agreement are subject to certain license, milestone and royalty payments by each party to the other.

A copy of the Agreement, redacted to preserve the confidentiality of certain terms, is attached hereto as Exhibit 10.1.

Item 7.    Financial Statements and Exhibits.

(c)  Exhibits.    The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number
10.1
Collaboration and License Agreement effective as of September 4, 2002 between Kirin Brewery Co., Ltd., Medarex, Inc. and GenPharm International, Inc. (Certain confidential information contained in this document, marked by brackets, has been omitted from this filing. Such information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted information.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC. Registrant
Date: September 18, 2002	By:	/S/ CHRISTIAN S. SCHADE
Christian S. Schade Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description	Page Number
10.1
Collaboration and License Agreement effective as of September 4, 2002 between Kirin Brewery Co., Ltd. and Medarex, Inc. and GenPharm International, Inc. (Certain confidential information contained in this document, marked by brackets, has been omitted from this filing. Such information has been filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted information.)

5